UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2007

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

000-16844	PECO ENERGY COMPANY (a Pennsylvania corporation) P.O. Box 8699 2301 Market Street Philadelphia, Pennsylvania 19101-8699 (215) 841-4000	23-0970240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure

On December 19, 2007, Exelon Corporation (Exelon) will host its annual investor conference and will reaffirm its adjusted (non-GAAP) operating earnings guidance range for 2007 at $4.15 to $4.30 per share for Exelon. Management believes that actual results are likely to come in at the upper end of this range. In addition, Exelon revised its 2007 GAAP earnings guidance range to $4.05 to $4.20. Exelon will also reaffirm its adjusted (non-GAAP) operating earnings guidance range for 2008 and will provide its GAAP earnings guidance range for 2008.

In addition, Exelon announced via press release a regular first-quarter 2008 dividend of $0.50 per share on Exelon’s common stock, a 14 percent increase over the dividend for the fourth quarter of 2007. Exelon’s board of directors also authorized a new share repurchase program of up to $500 million of Exelon’s outstanding common stock. This new program is in addition to the $1.25 billion share repurchase executed in September 2007. In line with Exelon’s value return policy, additional share repurchases may be authorized by the board of directors later in 2008 based on availability of cash and other factors. The board authorization of the share repurchase permits the company to effect the repurchases from time to time through a variety of methods including open market repurchases, privately negotiated transactions and/or accelerated share repurchase transactions. There can be no assurance as to the amount, timing or prices of repurchases. The specific timing and amount of repurchases may also vary based on market conditions and other factors. The stock repurchase program may be modified, extended or terminated by the board of directors at any time.

The press release is attached to this Current Report on Form 8-K as Exhibit 99.1. In addition, attached as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K are the presentation slides to be used at the conference and the supplemental information made available to investors, respectively.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release

99.2	Presentation Slides

99.3	Supplemental Information

* * * * *

This combined Form 8-K is being furnished separately by Exelon, Exelon Generation Company, LLC, Commonwealth Edison Company and PECO Energy Company (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2007 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
EXELON GENERATION COMPANY, LLC

/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets and Chief Financial Officer
Exelon Corporation

COMMONWEALTH EDISON COMPANY

/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer,
Treasurer and Chief Risk Officer
Commonwealth Edison Company

PECO ENERGY COMPANY

/s/ Phillip S. Barnett
Phillip S. Barnett
Senior Vice President and Chief Financial Officer
PECO Energy Company

December 19, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release

99.2	Presentation Slides

99.3	Supplemental Information